Exhibit 25(a)(2) under Form N-2

FEDERATED PROJECT AND TRADE FINANCE TENDER FUND

(a Delaware Statutory Trust)

AGREEMENT AND DECLARATION OF TRUST

Dated as of October 1, 2016

Table of Contents

FEDERATED PROJECT AND TRADE FINANCE TENDER FUND

AGREEMENT AND DECLARATION OF TRUST

This AGREEMENT AND DECLARATION OF TRUST is made and entered into as of October 1, 2016, by the Trustees whose signatures are affixed hereto.

WHEREAS, the Trustees desire to create a trust for the investment and reinvestment of funds contributed by the holders from time to time of the shares of beneficial interest in the Fund; and

WHEREAS, the Trustees intend to form the Fund as a Delaware statutory trust by the filing of a certificate of trust in the office of the Delaware Secretary of State in accordance with the Delaware Act.

NOW, THEREFORE, the Trustees do hereby declare that all cash, securities and other assets contributed to the Fund, together with the income therefrom and the proceeds thereof, shall be held and managed upon the following terms and conditions.

ARTICLE I
Name and Definitions

Section 1.1            Name. The name of the Fund is “Federated Project and Trade Finance Tender Fund” and the Trustees shall conduct the business of the Fund under that name or any other name as they may from time to time determine. The Trustees may, without Shareholder authorization or approval, change the name of the Fund or any Class and adopt such other name as they deem proper. Any name change of any Class shall become effective upon the adoption by the Board of Trustees of a resolution approving such change, whether directly in such resolution or by reference to or approval of another document that sets forth such change, or at a future date or time specified in such resolution or other document. Any name change of the Fund shall become effective upon the filing of a certificate of amendment reflecting such change in the office of the Delaware Secretary of State or at a future date or time specified in such certificate of amendment. Any such name change of the Fund shall constitute an amendment to this Declaration of Trust.

Section 1.2            Definitions. Whenever used herein, unless otherwise required by the context or specifically provided:

“1940 Act” means the Investment Company Act of 1940, and the rules and regulations promulgated thereunder, all as amended from time to time; and “interested person,” “investment adviser” and “principal underwriter” have the meanings given them in the 1940 Act;

“Affiliated Person” shall have the meaning given to it in Section 2(a)(3) of the 1940 Act when used with reference to a specified Person.

“Board of Trustees” means the individuals, as a group, who from time to time constitute the Trustees in their capacities as Trustees hereunder;

“By-laws” means the by-laws of the Fund, as amended from time to time, which By-laws are incorporated herein by reference as part of the Fund’s “governing instrument” within the meaning of § 3801(c) of the Delaware Act;

“Certificate of Trust” means the certificate of trust, as amended from time to time, filed by the Trustees in the office of the Delaware Secretary of State in accordance with the Delaware Act to form the Fund;

“Class” means a class of Shares established by the Trustees in accordance with the provisions of Article III;

“Commission” means the U.S. Securities and Exchange Commission;

“Declaration of Trust” means this Agreement and Declaration of Trust, as amended from time to time, which constitutes the “governing instrument” of the Fund within the meaning of § 3801(c) of the Delaware Act;

“Delaware Act” means the Delaware Statutory Trust Act, 12 Del. C. §§ 3801 et seq., as amended from time to time;

“Fund” means the Delaware statutory trust formed under the Delaware Act by the adoption of this Declaration of Trust and the filing of the Certificate of Trust;

“Fund Property” shall mean as of any particular time any and all property, real or personal, tangible or intangible, which at such time is owned or held by or for the account of the Fund or the Trustees in such capacity;

“Fundamental Policies” shall mean the investment policies and restrictions as set forth from time to time in any Prospectus or contained in any current Registration Statement of the Fund filed with the Commission or as otherwise adopted by the Trustees and the Shareholders in accordance with applicable requirements of the 1940 Act and designated as fundamental policies therein as they may be amended from time to time in accordance with applicable requirements of the 1940 Act;

“Interested Person” shall have the meanings given in Section 2(a)(19) of the 1940 Act;

“Investment Adviser” or “Adviser” shall mean a party furnishing services to the Fund pursuant to any contract described in Section 5.12(a);

“Person” shall mean and include individuals, corporations, partnerships, trusts, limited liability companies, associations, joint ventures, estates and other entities, whether or not legal entities, and governments and agencies and political subdivisions thereof, whether domestic or foreign;

“Registration Statement” means the Fund’s registration statement or statements as filed with the Commission under, as applicable, the Securities Act of 1933 and the 1940 Act, as amended and from time to time in effect, and includes any prospectus or statement of additional information forming a part thereof;

“Shareholder” means a record owner of outstanding Shares;

“Shares” means the equal proportionate transferable units of beneficial interest into which the beneficial interest in the Fund shall be divided from time to time;

“Trustees” means the individuals who have signed this Declaration of Trust and all other individuals who may from time to time be duly appointed to serve as Trustees in accordance with the provisions hereof, in each case so long as such individual shall continue in office in accordance with the terms of this Declaration of Trust; and

“Valuation Date” means the date on which the value of Shares being repurchased will be determined by the Trustees in their sole discretion.

ARTICLE II
Purpose of the Fund

The purpose of the Fund is to conduct, operate and carry on the business of an investment company registered under the 1940 Act, and to carry on such other business or businesses as the Trustees may from time to time determine pursuant to their authority under this Declaration of Trust. In furtherance of the foregoing, the Fund may do everything necessary, suitable, convenient, customary or proper for the conduct, promotion and attainment of any businesses and purposes which at any time may be incidental to, or may appear conducive or expedient for the accomplishment of the business of, an investment company registered under the 1940 Act, or any such other business or businesses as the Trustees may from time to time determine, and which may be engaged in or carried on by a statutory trust formed under the Delaware Act; and in connection therewith, the Fund shall have and may exercise all of the powers conferred by the laws of the State of Delaware upon a Delaware statutory trust.

ARTICLE III
Beneficial Interest

Section 3.1            Beneficial Interest. The interest of the beneficiaries hereunder shall be divided into an unlimited number of transferable Shares. All Shares issued in accordance with the terms hereof, including Shares issued in connection with a dividend in Shares or a split or reverse split of Shares, shall be fully paid and nonassessable when the consideration determined by the Trustees (if any) therefor shall have been received by the Fund.

Subject to the provisions of this Article III and any applicable requirements of the 1940 Act, the Trustees shall have full power and authority, in their sole discretion, and without obtaining any authorization or approval of the Shareholders of any Class: (i) to establish and to change in any manner any Class with such preferences, voting powers, rights, privileges, and business purpose or investment objective as the Trustees may from time to time determine, which preferences, voting powers, rights, privileges and business purpose or investment objective may be different from any existing Class and may be limited to specified assets or liabilities of the Fund or profits and losses associated therewith; (ii) to divide or combine the Shares of any Class into a greater or lesser number without thereby materially changing the proportionate beneficial interest of the Shares of such Class in the assets held with respect to such Class; (iii) to combine any two or more Classes into a single Class, and in connection therewith to cause the Shareholders of each such Class to become Shareholders of such single Class, or to divide any Class into an additional one or more Classes, and in connection therewith to cause some or all of the Shareholders of such Class to become Shareholders of such additional Classes; and (iv) to take such other action with respect to the Shares of any Class as the Trustees may deem desirable.

The ownership of Shares shall be recorded on the books of the Fund or a transfer or similar agent. No certificates certifying the ownership of Shares shall be issued except as the Board of Trustees may otherwise determine from time to time. The Trustees may make such rules as they consider appropriate for the issuance of Share certificates, the transfer of Shares and similar matters. The record books of the Fund as kept by the Fund or any transfer or similar agent, as the case may be, shall be conclusive as to who are the Shareholders and as to the number of Shares held from time to time by each such Shareholder. The Trustees may at any time discontinue the issuance of Share certificates and may, by written notice to each applicable Shareholder, require the surrender of Share certificates to the Fund for cancellation. Such surrender and cancellation shall not affect the ownership of Shares in the Fund.

Subject to the relevant distinctions permitted among Classes of the Fund as established by the Trustees consistent with applicable requirements of the 1940 Act (or exemptive orders issued by the Commission), each Share of the Fund or any Class shall represent an equal beneficial interest in the net assets of the Fund or such Class, and each Shareholder of the Fund or any Class shall be entitled to receive such Shareholder’s pro rata share of distributions of income and capital gains, if any, made with respect to the Fund or such Class. Upon redemption of the Shares of any Class or upon liquidation or termination of any Class, the applicable Shareholder shall be paid solely out of the funds and property of such Class of the Fund. Ownership of Shares shall not be deemed to establish a contract between the Shareholder and the Fund or any Class. A Shareholder of a particular Class shall not be entitled to participate in a derivative or class action on behalf of any other Class or the Shareholders of any other Class of the Fund.

Section 3.2            Other Securities. The Trustees may, subject to the Fundamental Policies and applicable requirements of the 1940 Act, authorize and issue such other securities of the Fund as they determine to be necessary, desirable or appropriate, having such terms, rights, preferences, limitations and restrictions as the Trustee see fit, including preferred interests, debt securities or other senior securities. To the extent that the Trustees authorize and issue preferred shares of any Class, they are hereby authorized and empowered to amend or supplement this Declaration of Trust as they deem necessary or appropriate, including to comply with applicable requirements of the 1940 Act or requirements imposed by the rating agencies or other Persons, all without Shareholder authorization or approval. Any such supplement or amendment shall be filed as is necessary. The Trustees are also authorized to take such actions and retain such Persons as they see fit to offer and sell such securities.

Section 3.3            Rights of Shareholders. The Shares shall be personal property giving only the rights in this Declaration of Trust specifically set forth. The ownership of the Fund Property of every description and the right to conduct any business herein before described are vested exclusively in the Trustees, and the Shareholders shall have no interest therein other than the beneficial interest conferred by their Shares, and they shall have no right to call for any partition or division of any property, profits, rights or interests of the Fund nor can they be called upon to share or assume any losses of the Fund or, subject to the right of the Trustees to charge certain expenses directly to Shareholders, as provided in the last sentence of Section 5.8, suffer an assessment of any kind by virtue of their ownership of Shares. The Shares shall not entitle the holder to preference, preemptive, appraisal, conversion or exchange rights (except as specified in this Section 3.3, in Section 10.2 or as specified by the Trustees when creating the Shares, as in preferred shares).

Every Shareholder by virtue of having become a Shareholder shall be held to have expressly assented and agreed to the terms of this Declaration of Trust and the By-laws and to have become a party hereto and thereto. The death, incapacity, dissolution, termination or bankruptcy of a Shareholder during the continuance of the Fund shall not operate to terminate the same or entitle the representative of any deceased Shareholder to an accounting or to take any action in court or elsewhere against the Fund or the Trustees, but only to the rights of said decedent under this Declaration of Trust.

Section 3.4            Fund Only. It is the intention of the Trustees to create only the relationship of Trustee and beneficiary between the Trustees and each Shareholder from time to time. It is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation, bailment or any form of legal relationship with another trust. Nothing in this Declaration of Trust shall be construed to make the Shareholders, either by themselves or with the Trustees, partners or members of a joint stock association.

Section 3.5            Issuance of Shares. The Trustees, in their discretion, may from time to time without Shareholder authorization or approval issue Shares including preferred shares that may have been established pursuant to Section 3.2, in addition to the then issued and outstanding Shares and Shares held in the treasury, to such party or parties and for such amount and type of consideration, including cash or property, at such time or times, and on such terms as the Trustees may determine, and may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with the assumption of, liabilities) and businesses. The Trustees may from time to time divide or combine the Shares into a greater or lesser number without thereby changing the proportionate beneficial interest in such Shares. Issuances and redemptions of Shares may be made in whole Shares and/or 1/1,000ths of a Shares or multiples thereof as the Trustees may determine.

Section 3.6            Register of Shares. A register shall be kept at the offices of the Fund or any transfer agent duly appointed by the Trustees under the direction of the Trustees which shall contain the names and addresses of the Shareholders and the number of Shares held by them respectively and a record of all transfers thereof. Separate registers shall be established and maintained for each Class. Each such register shall be conclusive as to who are the holders of the Shares of the applicable Class and who will be entitled to receive dividends or distributions or otherwise to exercise or enjoy the rights of Shareholders. No Shareholder shall be entitled to receive payment of any dividend or distribution, nor to have notice given to him or her as herein provided, until he or she has given his or her address to a transfer agent or such other officer or agent of the Fund as shall keep the register for entry thereon. The Trustees, in their discretion, may authorize the issuance of share certificates and promulgate appropriate fees thereof and rules and regulations as to their use.

Section 3.7            Transfer Agent and Registrar. The Trustees shall have the power to engage a transfer agent or transfer agents, and a registrar or registrars, with respect to the Shares. The transfer agent or transfer agents may keep the applicable register and record therein, the original issues and transfers, if any, of the said Shares. Any such transfer agent and/or registrars shall perform the duties usually performed by transfer agents and registrars of certificates of stock in a corporation, as modified by the Trustees.

Section 3.8            Transfer of Shares. Except as otherwise provided by the Trustees, Shares shall be transferable on the records of the Fund only by the record holder thereof or by its agent thereto duly authorized in writing, upon delivery to the Trustees or a transfer or similar agent of the Fund of a duly executed instrument of transfer, together with such evidence of the genuineness of each such execution and authorization and of other matters as may reasonably be required. Upon such delivery the transfer shall be recorded on the applicable register of the Fund. Until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereof and neither the Trustees nor any transfer or similar agent or registrar nor any officer, employee or agent of the Fund shall be affected by any notice of the proposed transfer.

Any Person becoming entitled to any Shares in consequence of the death, bankruptcy, or incompetence of any Shareholder, or otherwise by operation of law, shall be recorded on the applicable register of Shares as the holder of such Shares upon production of the proper evidence thereof to the Trustees or a transfer agent of the Fund, but until such record is made, the Shareholder of record shall be deemed to be the holder of such for all purposes hereof, and neither the Trustees nor any transfer agent or registrar nor any officer or agent of the Fund shall be affected by any notice of such death, bankruptcy or incompetence, or other operation of law.

Section 3.9            Notices. Any and all notices to which any Shareholder hereunder may be entitled and any and all communications shall be deemed duly served or given if mailed, postage prepaid, addressed to any Shareholder of record at his or her last known address as recorded on the applicable register of the Fund.

Section 3.10        Status of Shares; Limitation of Personal Liability. For the avoidance of doubt, Shareholders shall have no rights, privileges, claims or remedies under any contract or agreement entered into by the Fund with any service provider or other agent to or contractor with the Fund, including any third party beneficiary rights. None of the Fund, the Trustees or any officer, employee or agent of the Fund shall have any power to bind personally any Shareholder, nor to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay. No Shareholder shall be personally liable for the debts, liabilities, obligations and expenses incurred by, contracted for, or otherwise existing with respect to, the Fund or any Class. Shareholders shall be entitled, to the fullest extent permitted by law, to the same limitation of personal liability as is extended under the Delaware General Corporation Law to stockholders of private corporations for profit.

ARTICLE IV
Trustees

Section 4.1            Number and Qualification. Prior to a public offering of Shares there may be a sole Trustee. Thereafter, the number of Trustees shall be determined by a written instrument signed by a majority of the Trustees then in office, provided that the number of Trustees shall be no less than one. No reduction in the number of Trustees shall have the effect of removing any Trustee from office unless the Trustee is specifically removed pursuant to Section 4.2 at the time of decrease. An individual nominated as a Trustee shall be at least twenty-one years of age at the time of nomination and not under legal disability. Trustees need not own Shares and may succeed themselves in office. The Trustees shall serve during the existence of the Fund until its termination as herein provided, except that any Trustee may resign or be removed as herein provided.

Section 4.2            Resignation and RemovalSection 4.3. Any of the Trustees may resign their trust (without need for prior or subsequent accounting) by an instrument in writing signed by such Trustee and delivered to any officer of the Fund or to a meeting of the Trustees, and such resignation shall be effective upon receipt, or at a later date according to the terms of the instrument. Except to the extent expressly provided in a written agreement with the Fund, no Trustee resigning and no Trustee removed shall have any right to any compensation for any period following the effective date of his or her resignation or removal (other than compensation received by a retiring Trustee as a Director Emeritus or similar position), or any right to damages on account of such removal. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any of the Trustees may be removed (provided the aggregate number of Trustees after such removal shall not be less than the minimum number required by Section 4.1) for any reason, with or without cause, by action taken by a majority of the remaining Trustees. Upon the resignation or removal of a Trustee, or his or her otherwise ceasing to be a Trustee, he or she shall execute and deliver such documents as the remaining Trustees shall require for the purpose of conveying to the Fund or the remaining Trustees any Fund Property held in the name of the resigning or removed Trustee. Upon the incapacity or death of any Trustee, such Trustee’s legal representative shall execute and deliver on such Trustee’s behalf such documents as the remaining Trustees shall require as provided in the preceding sentence.

Section 4.3            Vacancies. Whenever a vacancy in the Board of Trustees shall occur regardless of the reason for such vacancy, the remaining Trustees may fill such vacancy by appointing an individual having the qualifications described in this Article IV, consistent with applicable limitations under the 1940 Act, by a written instrument signed by a majority of the Trustees then in office or may leave such vacancy unfilled or may reduce the number of Trustees; provided the aggregate number of Trustees after such reduction shall not be less than the minimum number required by Section 4.1. Any vacancy created by an increase in Trustees may be filled by the appointment of an individual having the qualifications described in this Article IV, consistent with applicable limitations under the 1940 Act, made by a written instrument signed by a majority of the Trustees then in office. No vacancy shall operate to annul this Declaration of Trust or to revoke any existing agency created pursuant to the terms of this Declaration of Trust. Whenever a vacancy in the number of Trustees shall occur, until such vacancy is filled as provided herein, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all duties imposed upon the Trustees by this Declaration of Trust. Upon the appointment of a successor Trustee and without any further act or conveyance, he or she shall be deemed a Trustee hereunder.

The death, declination to serve, resignation, retirement, removal, or incapacity of one or more Trustees, or all of them, shall not operate to annul the Fund or to revoke any existing agency created pursuant to the terms of this Declaration of Trust. Whenever there shall be fewer than the designated number of Trustees, until additional Trustees are elected or appointed as provided herein to bring the total number of Trustees equal to the designated number, or the number of Trustees as fixed is reduced, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by this Declaration of Trust, and during the period during which any such vacancy shall occur, only the Trustees then in office shall be counted for the purposes of the existence of a quorum or any action to be taken by such Trustees. As evidence of such vacancy, an instrument certifying the existence of such vacancy may be executed by an officer of the Fund or by a Trustee. In the event of the death, declination, resignation, retirement, removal, or incapacity of all the then Trustees within a short period of time and without the opportunity for at least one Trustee being able to appoint additional Trustees to replace those no longer serving, the Fund’s Investment Manager(s) are empowered to appoint new Trustees subject to applicable provisions of Section 16(a) of the 1940 Act.

Section 4.4            Meetings. Meetings of the Trustees shall be held from time to time upon the call of the Chairman, if any, or the President or such other Persons as may be specified in the By-laws. Regular meetings of the Trustees may be held without call or notice at a time and place fixed by the By-laws or by resolution of the Trustees. Notice of any other meeting shall be given to the Trustees before the meeting at the time and in the manner specified in the By-laws, but may be waived in writing by any Trustee either before or after such meeting. The attendance of a Trustee at a meeting shall constitute a waiver of notice of such meeting except where a Trustee indicates for the record at the outset of a meeting that he or she is attending that meeting for the express purpose of objecting to the transaction of any business at that meeting on the ground that the meeting has not been properly called or convened. A quorum for all meetings of the Trustees shall be one-third, but not less than two, of the Trustees or such greater number as may be specified in the By-laws, unless there is only one Trustee, at which point a quorum will consist of that one Trustee. Unless provided otherwise in this Declaration of Trust and except as required under applicable provisions of the 1940 Act, any action of the Trustees may be taken at a meeting by vote of a majority of the Trustees present (a quorum being present) or without a meeting by written consent of a majority of the Trustees.

Any committee of the Trustees, including all executive committees, if any, may act with or without a meeting. A quorum for all meeting of any such committee shall be one-third, but not less than two, of the members thereof. Unless provided otherwise in this Declaration of Trust, and except as required under applicable provisions of the 1940 Act, any action of any such committee may be taken at a meeting by vote of a majority of the members present (a quorum being present) or without a meeting by written consent of a majority of the members.

With respect to actions of the Trustees and any committee of the Trustees, Trustees who are Interested Persons in any action to be taken may be counted for quorum purposes under this Section 4.5 and shall be entitled to vote to the extent not prohibited by applicable provisions of the 1940 Act.

All of any one or more Trustees may participate in a meeting of Trustees or any committee thereof by means of a conference telephone or similar communications equipment by means of which all Persons participating in the meeting can hear each other; participation in a meeting pursuant to any such communications system shall constitute presence in Person at such meeting.

Section 4.5            Trustee Action by Written Consent. Except as otherwise limited by applicable provisions of the 1940 Act, any action which may be taken by Trustees by vote may be taken without a meeting if that number of the Trustees, or members of a committee, as the case may be, required for approval of such action at a meeting of the Trustees or of such committee at which all members of the Board of Trustees or such committee are present consent to the action in writing and the written consents are filed with the records of the meetings of Trustees. A consent may be delivered by delivery of a Trustee’s original signature or delivery of a Trustee’s signature or e-signature electronically via facsimile, .pdf, electronic mail or other electronic means. Any such consent shall be treated for all purposes as a vote taken at a meeting of Trustees.

Section 4.6            Officers. The Trustees shall elect a President, a Secretary a Treasurer, one or more Executive Vice Presidents, one or more Senior Vice Presidents and one or more Vice Presidents, and may elect a Chairman or other officer or officers of the Fund as Trustees deem appropriate who shall serve at the pleasure of the Trustees or until their successors are elected or their resignation received and accepted. The Trustees may elect or appoint or may authorize the Chairman, if any, or President to appoint one or more assistant secretaries, assistant treasurers, assistant vice presidents and such other officers or agents with such powers as the Trustees may deem to be advisable. A Chairman shall, and the President, Secretary and Treasurer may, but need not, be a Trustee.

Section 4.7            Trustee Compensation. Any Trustee may be compensated for his or her services as Trustee by fixed periodic payments or by fees for attendance at meetings, by both or otherwise, and in addition may be reimbursed for transportation and other expenses, all in such manner and amounts as the Board of Trustees may from time to time determine. Nothing herein shall in any way prevent the engagement or employment of any Trustee for advisory, management, legal, accounting, investment banking or other services and payment for the same by the Fund.

ARTICLE V
POWERS OF THE Trustees

Section 5.1            General(a). The Trustees in all instances shall act as principals for and on behalf of the Fund and their acts shall bind the Fund. The business and affairs of the Fund shall be managed by the Trustees and they shall have full power and authority to do any and all acts and to make and execute all contracts and instruments that they may consider necessary, appropriate or desirable in connection with the management of the Fund. The Trustees shall have the full power and authority to adopt such accounting and tax account practices as they consider appropriate for the Fund and for any Class. The Trustees shall have power to conduct the business of the Fund and carry on its operations in any and all of the United State of America, the District of Columbia, and in any and all commonwealths, territories, dependencies, colonies, possessions, agencies and instrumentalities of the United States of America and of foreign governments, and to do all such other things as they deem necessary, appropriate or desirable in order to promote or implement the interests of the Fund or of any Class although such things are not herein specifically mentioned. The Trustees shall have exclusive and absolute control over the Fund Property and over the business of the Fund to the same extent as if the Trustees were the sole owners of the Fund Property and business in their own right, but with such powers of delegation as may be permitted in this Declaration of Trust. The Trustees may perform such acts as in their sole discretion are proper for conducting the business of the Fund. The enumeration of any specific power herein shall not be construed as limiting the aforesaid powers. Such powers of the Trustees may be exercised without order of or resort to any court. Any determination as to what is in the interest of the Fund made by the Trustees in good faith shall be conclusive. In construing the provisions of this Declaration of Trust, the presumption shall be in favor of a grant of power to the Trustees or, as applicable their delegatees.

Section 5.2            Investments(a). The Trustees shall have full power and authority, subject to the Fundamental Policies in effect from time to time with respect to the Fund to:

(a)                manage, conduct, operate and carry on the business of an investment company, and exercise all of the powers necessary and appropriate to the conduct of such operations;

(b)               subscribe for, invest in, reinvest in, purchase or otherwise acquire, hold, pledge, sell, assign, transfer, exchange, distribute or otherwise deal in or dispose of any and all sorts of property, tangible or intangible, including securities, investments, instruments and other assets of any type whatsoever, whether equity or non-equity, such as, for example and without limitation, stocks, profit-sharing interests or participations and all other contracts for or evidences of equity interests, bonds, debentures, warrants and rights to purchase securities, and interests in loans, certificates of beneficial interest, bills, notes and all other contracts for or evidence of indebtedness, money market instruments including bank certificates of deposit, finance paper, commercial paper, bankers’ acceptances, and other negotiable and non-negotiable securities, investments, instruments and other assets, however named or described, issued by corporations, trusts, associations or any other Persons, domestic or foreign, or issued or guaranteed by the United States of America or any agency or instrumentality thereof, by the government of any foreign country, by any State, territory or possession of the United States, by any political subdivision or agency or instrumentality of any state or foreign country, or by any other government or other governmental or quasi-governmental agency or instrumentality, domestic or foreign; to acquire and dispose of interests in domestic or foreign loans made by banks and other financial institutions; to deposit any assets of the Fund in any bank, trust company or banking institution or retain any such assets in domestic or foreign cash or currency; to purchase and sell gold and silver bullion, precious or strategic metals, and coins and currency of all countries; to engage in “when issued” and delayed delivery transactions; to enter into repurchase agreements, reverse repurchase agreements and firm commitment agreements; to engage in all types and kinds of derivative transactions, including hedging techniques and investment management strategies; and to change the securities, investments, instruments and other assets of the Fund; and the right to consent and otherwise act with respect thereto, with power to designate one or more Persons to exercise any of said rights, powers and privileges in respect of any of said securities, investments, instruments and other assets. The Trustees shall not be limited by any law limiting the investments which may be made by fiduciaries.

(c)                To acquire (by purchase, subscription or otherwise), to hold, to trade in and deal in, to acquire any rights or options to purchase or sell, to sell or otherwise dispose of, to lend and to pledge any Fund Property or any of the foregoing securities, investments, instruments or other assets; to purchase and sell options on securities, currency, precious metals and other commodities, indices, futures contracts and other derivatives or financial instruments and assets and enter into closing and other transactions in connection therewith; to enter into all types of commodities contracts, including the purchase and sale of futures contracts on securities, currency, precious metals and other commodities, indices and other financial instruments and assets; to enter into forward foreign currency exchange contracts and other foreign exchange and currency transactions of all types and kinds; to enter into interest rate, currency and other swap transactions; and to engage in all types and kinds of hedging, risk management and other derivatives transactions.

(d)               To exercise all rights, powers and privileges of ownership or in all securities, investments, instruments and other assets included in the Fund Property, including the right to vote thereon and otherwise act with respect thereto; and to do all acts and things for the preservation, protection, improvement and enhancement in value of all such securities, investments, instruments and assets.

(e)                To acquire (by purchase, lease or otherwise) and to hold, use, maintain, lease, develop and dispose of (by sale or otherwise) any type or kind of property, real or personal, including domestic or foreign currency, and any right or interest therein.

(f)                To borrow money and in this connection issue notes, commercial paper or other evidence of indebtedness; to secure borrowings by mortgaging, pledging or otherwise subjecting as security all or any part of the Fund Property; to endorse, guarantee, or undertake the performance of any obligation or engagement of any other Person; to pay commitment and other borrowing-related fees; to lend all or part of the Fund Property to other Persons; and to issue general unsecured or other obligations of the Fund, and enter into indentures, lines of credit or other agreements relating thereto.

(g)               To aid, support or assist by further investment or other action any Person, any obligation of or interest which is included in the Fund Property or in the affairs of which the Fund has any direct or indirect interest; to do all acts and things designed to protect, preserve, improve or enhance the value of such obligation or interest; and to guarantee or become surety on any or all of the contracts, securities and other obligations of any such Person.

(h)               To join other security holders in acting through a committee, depositary, voting trustee or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depositary or trustee, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depositary or trustee as the Trustees shall deem proper.

(i)                 To carry on any other business in connection with or incidental to any of the foregoing powers referred to in this Declaration of Trust, to do everything necessary, appropriate or desirable for the accomplishment of any purpose or the attainment of any object or the furtherance of any powers referred to in this Declaration of Trust, either alone or in association with others, and to do every other act or thing incidental or appurtenant to or arising out of or connected with such business or purposes, objects or powers.

(j)                 To consent to or participate in any plan for the reorganization, asset sale, consolidation or merger of any corporation or issuer of any security, investment, instrument or other asset which is held in the Fund; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or issuer; and to pay calls or subscriptions with respect to any security, investment, instrument or other asset held in the Fund.

(k)                           To purchase, and pay or incur premiums or other fees or expenses in connection with, property, political or other insurance on or with respect to any security, investment, instrument or other asset purchased or held by the Fund or any Fund Property.

(l)                             To conduct any other lawful business as the Trustees deem appropriate or advisable from time to time.

The foregoing clauses shall be construed both as objects and powers, and shall not be held to limit or restrict in any manner the general and plenary powers of the Trustees.

Notwithstanding any other provision herein, the Trustees shall have full power in their discretion, without Shareholder authorization or approval, to invest part or all of the Fund Property, or to dispose of part or all of the Fund Property and invest the proceeds of such disposition, in securities, investments, instruments or other assets issued by one or more other investment companies registered under the 1940 Act or by one or more other pooled investment vehicles, whether or not registered.

Section 5.3            Legal Title. Legal title to all of the Fund Property shall at all times be considered to be vested in the Fund, except that the Board of Trustees shall have the power to cause legal title to any Fund Property to be held by or in the name of any Person as nominee, on such terms as the Board of Trustees may determine, in accordance with applicable law. The right, title and interest of the Trustees in the Fund Property shall vest automatically in each Person who may hereafter become a Trustee. Upon the resignation, declination to serve, removal or death of a Trustee, he or she shall automatically cease to have any right, title or interest in any of the Fund Property, and the right, title and interest of such Trustee (if any) in the Fund Property shall vest automatically in the Fund. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.

Section 5.4            Issuance and Repurchase of Shares. The Trustees shall have the full power and authority to issue, sell, repurchase, redeem, retire, cancel, acquire, combine, hold, resell, dispose of, transfer, and otherwise deal in, Shares, including Shares in fractional denominations, and, subject to the more detailed provisions set forth in Section 7.2 and Section 7.3, to apply to any such repurchase, redemption, retirement, cancellation, acquisition or combination of Shares any funds or property whether capital or surplus or otherwise. Shares may be sold for cash or property or other consideration whenever and in such amounts and manner as the Trustees deem desirable. The Trustees shall have full power to provide the distribution of Shares by the Fund.

Section 5.5            Borrow Money or Utilize Leverage. Subject to the Fundamental Policies in effect from time to time with respect to the Fund, the Trustees shall have the power to borrow money or otherwise obtain credit or utilize leverage to the maximum extent permitted by law or regulation (and to pay commitment and other borrowing-related fees in connection therewith) as such may be needed from time to time and to secure the same by mortgaging, pledging or otherwise subjecting as security the Fund Property, including the lending of portfolio securities, and to endorse, guarantee, or undertake the performance of any obligation, contract or engagement of any other Person, firm, association or corporation.

Section 5.6            Delegation; Committees. The Trustees shall have the power, consistent with their continuing exclusive authority over the management of the Fund and the Fund Property, to delegate from time to time to such of their number or to officers, employees or agents of the Fund the doing of such things and the execution of such instruments either in the name of the Fund or the names of the Trustees or otherwise as the Trustees may deem expedient, to at least the same extent as such delegation is permitted to directors of corporations formed under the Delaware General Corporation Law and is permitted by applicable provisions of the 1940 Act, as well as any further delegations the Trustees may determine to be desirable, expedient or necessary in order to effect the purpose hereof, provided that such delegations by the Trustees shall not cause any Trustee to cease to be a Trustee of the Fund or cause such officer, employee or agent to be a Trustee of the Fund. The Trustees may designate an executive committee which shall have all authority of the entire Board of Trustees except such committee cannot declare dividends except to the extent specifically delegated by the Board of Trustees and cannot authorize removal of a Trustee or any merger, consolidation or sale of substantially all of the assets of the Fund. Any Trustee may, by power of attorney, delegate his or her power for a period not exceeding twelve months at any one time to any other Trustee or Trustees or other designated Persons.

Section 5.7            Collection and Payment. The Trustees shall have full power and authority to collect all property due to the Fund; to pay all claims, including taxes, against the Fund Property or the Fund, the Trustees or any officer, employee or agent of the Fund; to prosecute, defend, compromise or abandon any claims relating to the Fund Property or the Fund, or the Trustees or any officer, employee or agent of the Fund; to foreclose any security interest securing any obligations, by virtue of which any property is owed to the Fund; and to enter into releases, agreements and other instruments.

Section 5.8            Expenses. The Trustees shall have full power and authority to incur and pay out of the Fund Property or income of the Fund any expenses which in the opinion of the Trustees are necessary or incidental to carry out any of the purposes of this Declaration of Trust, and the business of the Fund, and to pay reasonable compensation from the Fund Property to themselves as Trustees. The Trustees shall fix the compensation of all officers, employees and Trustees. The Trustees may pay themselves such compensation for special services, including legal, underwriting, syndicating and brokerage services, as they in good faith may deem reasonable and reimbursement for expenses reasonably incurred by themselves on behalf of the Fund.

Section 5.9            By-laws. The Trustees shall have the exclusive authority to adopt and from time to time amend or repeal By-laws for the conduct of the business of the Fund not inconsistent with this Declaration of Trust. Unless the By-laws specifically require that Shareholders authorize or approve the amendment or repeal of a particular provision of the By-laws, any provision of the By-laws may be amended or repealed by the Trustees without Shareholder authorization or approval.

Section 5.10        Miscellaneous Powers. The Trustees shall have the power to: (a) engage or contract, on behalf of the Fund, with such Persons as the Trustees may deem desirable for the transaction of the business of the Fund; (b) enter into joint ventures, general or limited partnerships and any other combinations or associations; (c) purchase, and pay for entirely out of Fund Property, insurance policies insuring the Shareholders, Trustees, officers, employees, agents, investment advisors, distributors, selected dealers or independent contractors of the Fund against all claims arising by reason of holding any such position or by reason of any action taken or omitted by any such Person in such capacity, whether or not constituting negligence, or whether or not the Fund would have the power to indemnify such Person against such liability; (d) establish pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans and trusts for any Trustees, officers, employees and agents of the Fund; (e) make donations, irrespective of benefit to the Fund, for charitable, religious, educational, scientific, civic or similar purpose; (f) to the extent permitted by law, indemnify or reimburse any Person with whom the Fund has dealings, including any officer, advisor, administrator, manager, transfer agent, custodian, distributor or selected dealer, or any other Person as the Trustees may see fit to such extent as the Trustees shall determine; (g) guarantee indebtedness or contractual obligations of others; (h) determine and change the fiscal year of the Fund and the method in which its accounts shall be kept; (i) notwithstanding the Fundamental Policies of the Fund, convert the Fund to a master-feeder structure as herein provided, without Shareholder authorization or approval, unless such authorization or approval is required by the 1940 Act; (j) adopt a seal for the Fund but the absence of such seal shall not impair the validity of any contract or other instrument executed on behalf of the Fund; and (k) distribute to Shareholders all or any part of the earnings or profits, surplus (including paid-in surplus), capital (including paid-in capital) or assets of the Fund, the amount of such distributions and the manner of payment thereof to be solely at the discretion of the Trustees.

Section 5.11        Further Powers. The Trustees shall have the power to conduct the business of the Fund and carry on its operations in any and all of its branches and maintain offices both within and without the State of Delaware, in any and all states of the United States of America, the District of Columbia, and in any and all commonwealths, territories, dependencies, colonies, possessions, agencies or instrumentalities of the United States of America and of foreign governments, and to do all such other things and execute all such contracts and other instruments, or enter into other arrangements, as they deem necessary, proper or desirable in order to promote the interests of the Fund although such things are not herein specifically mentioned. Any determination as to what is in the interests of the Fund made by the Board of Trustees in good faith shall be conclusive. In construing the provisions of this Declaration of Trust, the presumption shall be in favor of a grant of power to the Trustees. Neither the Fund nor the Trustees shall be required to obtain any court order to deal with any of the Fund Property or take any other action hereunder.

Section 5.12        Service Contracts(a).

(a)                Advisory and Management Agreements. Subject to such requirements and restrictions as may be set forth in the By-laws and/or applicable provisions of the 1940 Act, the Board of Trustees may, at any time and from time to time, contract for exclusive or nonexclusive advisory, management and/or administrative services for the Fund with any corporation, trust, association or organization or other Person, including any Affiliated Person; and any such contract may contain such other terms as the Board of Trustees may determine, including authority for the Investment Adviser or administrator to determine from time to time without prior consultation with the Board of Trustees what securities, investments, instruments or other assets or Fund Property shall be purchased or otherwise acquired, owned, held, invested or reinvested in, sold, exchanged, transferred, mortgaged, pledged, assigned, negotiated, or otherwise dealt with or disposed of, and what portion, if any, of the Fund Property shall be held uninvested and to make changes in the Fund’s investments, or such other activities as may specifically be delegated to such party.

The Trustees may also authorize the Fund to engage, or authorize the Investment Adviser to engage, one or more sub-investment advisers from time to time to perform such of the acts and services of the Investment Adviser and upon such terms and conditions as may be agreed upon between the Investment Adviser and such sub-investment adviser and approved by the Trustees.

(b)               Distribution Agreements. Subject to compliance with applicable provisions of the 1940 Act, the Board of Trustees may retain underwriters and/or placement agents to sell Shares. The Board of Trustees may in its discretion from time to time enter into one or more contracts, providing for the sale of the Shares, whereby the Fund may either agree to sell Shares to the other party to the contract or appoint such other party its sales agent for Shares. In either case, the contract shall be on such terms and conditions as the Board of Trustees may in its discretion determine, not inconsistent with the provisions of this Section 5.12 or the By-laws; and such contract may also provide for the repurchase or sale of Shares by such other party as principal or as agent of the Fund and may provide that such other party may enter into selected dealer agreements with registered securities dealers and brokers and servicing and similar agreements with Persons who are not registered securities dealers to further the purposes of the distribution or repurchase of the Shares.

(c)                Other Arrangements. The Board of Trustees is further empowered, at any time and from time to time, to contract with any Persons to provide such other services to the Fund, as the Board of Trustees determine to be in the best interests of the Fund, including appointing one or more Persons to act as the custodian, transfer agent, dividend disbursing agent, fund accountant, and/or shareholder servicing agent for the Fund or one or more Classes.

(d)               Parties to Contracts. The fact that:

(i)                 any of the Shareholders, Trustees, employees or officers of the Fund is a shareholder, director, officer, partner, trustee, employee, manager, Adviser, distributor, or Affiliated Person or agent of or for any corporation, trust, association, organization or other Person, or for any parent or Affiliated Person of any Person with which an Adviser’s, management or administration contract, or custodian, transfer, dividend disbursing, fund accounting, shareholder servicing or other type of service contract may have been or may hereafter be made, or that any such Person, or any parent or Affiliated Person thereof, is a Shareholder or has an interest in the Fund; or that

(ii)               any corporation, trust, association, organization or other Person with which an Adviser’s, management or administration contract, or custodian, transfer, dividend disbursing, fund accounting, shareholder servicing or other type of service contract may have been or may hereafter be made also has an Adviser’s, management or administration contract, or distributor’s contract, or custodian, transfer, dividend disbursing, shareholder servicing or other service contract with one or more other corporations, trusts, associations, organizations, or other Persons, or has other business or interests, shall not affect the validity of any such contract or disqualify any Shareholder, Trustee, employee or officer of the Fund from voting upon or executing the same, or create any liability or accountability to the Fund or its Shareholders, provided that the establishment of and performance under each such contract is permissible under applicable provisions of the 1940 Act.

(e)                Modification, Amendment and Waiver. The authority of the Trustees hereunder to authorize the Fund to enter into contracts or other agreements or arrangements shall include the authority of the Trustees to modify, amend, waive any provision of supplement, assign all or a portion of, novate, or terminate such contracts, agreements or arrangements. The enumeration of any specific contracts in this Section 5.12 shall in no way be deemed to limit the power and authority of the Trustees as otherwise set forth in this Declaration of Trust to authorize the Fund to engage, contract with or make payments to such Persons as the Trustees may deem desirable for the transaction of the business of the Fund.

ARTICLE VI
Shareholder Voting and Meetings

Section 6.1            Voting Powers. Notwithstanding any other provision of this Declaration of Trust or the By-laws, the Shareholders shall have power to vote only: (i) with respect to such matters relating to the Fund as may be required by applicable provisions of the 1940 Act or other applicable law; and (ii) as the Trustees may otherwise consider necessary or advisable in their sole discretion. Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote.

Notwithstanding any other provision of the Declaration of Trust, on any matters submitted to a vote of the Shareholders, all Shares then entitled to vote shall be voted in the aggregate, except: (i) when required by applicable provisions of the 1940 Act, Shares shall be voted by individual Class; (ii) when the matter involves any action that the Trustees have determined will affect only the interests of one Class, then only the Shareholders of such Class shall be entitled to vote thereon; and (iii) when the matter involves any action that the Trustees have determined will affect only the interests of one or more Classes, then only the Shareholders of such Classes shall be entitled to vote thereon. There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy or in any manner provided for in the By-laws, which may provide that a proxy may be given in writing or by electronic, telephonic or other alternatives means, or in any other manner deemed acceptable by the Trustees. Until Shares are issued, the Trustees may exercise all rights of Shareholders and may take any action required by law, this Declaration of Trust or the By-laws to be taken by Shareholders.

Section 6.2            Meetings of Shareholders. Meetings of Shareholders may be called from time to time for the purpose of acting on any matter requiring the vote or authority of Shareholders as herein provided, or on any other matter deemed by the Trustees to be necessary or desirable. The Fund shall not be required to hold annual meetings of the Shareholders unless required by law. Meetings of Shareholders shall be called, and notice thereof and the record dates therefor shall be given and set, as provided by the By-laws. Meetings of Shareholders may be held within or outside the State of Delaware.

Section 6.3            Quorum and Required Vote. One-fourth of the Shares entitled to vote in person or by proxy shall constitute a quorum for the transaction of business at a Shareholders’ meeting, except that where any applicable provision of the 1940 Act or other applicable law or this Declaration of Trust permits or requires the holders of any Class to vote as a Class, then one-fourth of the aggregate number of Shares of that Class entitled to vote shall constitute a quorum for the transaction of business by that Class. Any meeting of Shareholders may, by action of the chairman of the meeting, be adjourned with respect to one or more matters to be considered at such meeting, whether or not a quorum is present with respect to such matter(s). Any adjourned meeting may be held as adjourned without further notice if the date, time and place of the adjourned meeting were announced at the time of the adjournment. Except when a larger vote is required by any provision of this Declaration of Trust or the By-laws or by applicable provisions of the 1940 Act or other applicable law, when a quorum is present at any meeting, a majority of the Shares voted shall decide any questions and a plurality of the Shares voted shall elect a Trustee, provided that where any applicable provision of the 1940 Act or other applicable law or this Declaration of Trust requires the holders of any Class to vote as a Class, then a majority of the Shares of that Class voted on the matter shall decide that matter insofar as that Class is concerned.

Section 6.4            Action by Written ConsentARTICLE VII. Any action that may be taken at any meeting of Shareholders may be taken without a meeting, if written or electronic consent to the action is filed with the records of the meetings of Shareholders by the holders of the number of Shares that would be required to approve the matter as provided in Section 6.3 and such action is submitted to Shareholders by the consent of the Board of Trustees. Such written Shareholder consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.

Section 6.5 Insurance. To the fullest extent permitted by applicable provisions of the 1940 Act and other applicable law, the officers and Trustees shall be entitled and have the authority to purchase with Fund Property, insurance for liability and for all expenses reasonably incurred or paid or expected to be paid by a Trustee or officer in connection with any claim, action, suit or proceeding in which such Person becomes involved by virtue of such Person’s capacity or former capacity with the Fund, whether or not the Fund would have the power to indemnify such Person against such liability under the provisions of this Declaration of Trust.

Article VII
DISTRIBUTIONS, Repurchases and Redemptions; net asset value

Section 7.1            Distributions. The Board of Trustees may declare and pay dividends and other distributions on Shares. The amount and payment of such dividends or distributions and their form, whether they are in cash, Shares or other property, shall be determined by the Trustees. Dividends and other distributions may be paid pursuant to a standing resolution adopted once or more often as the Trustees determine. All dividends and other distributions on Shares shall be distributed pro rata to the Shareholders in proportion to the number of Shares they held on the record date established for such payment, except that such dividends and distributions shall appropriately reflect all liabilities, expenses, costs, charges, fees and reserves attributable or allocated to any Class. The Trustees may adopt and offer to Shareholders such dividend reinvestment, cash dividend payout or similar plans as the Trustees deem appropriate.

Section 7.2            Redemptions.

(a)                Except as otherwise provided in this Declaration of Trust, no Shareholder or other Person holding Shares will have the right to withdraw or tender Shares to the Fund for repurchase. The Trustees may, from time to time, in their complete and exclusive discretion and on terms and conditions as they may determine, cause the Fund to repurchase Shares in accordance with written tenders. In determining whether to cause the Fund to repurchase Shares, pursuant to written tenders, the Trustees will consider the following factors, among others:

(i)                 the recommendation of any Investment Adviser;

(ii)               whether any Shareholders have requested to tender Shares or portions thereof to the Fund;

(iii)             the liquidity of the Fund’s assets (including fees and costs associated with withdrawing from investments);

(iv)             the investment plans and working capital requirements of the Fund;

(v)               the history of the Fund in repurchasing Shares or portions thereof;

(vi)             the availability of information as to the value of the Fund’s assets;

(vii)           the economic condition of the securities markets and the economy generally as well as political, national or international developments or current affairs; and

(viii)         the anticipated tax consequences to the Fund of any proposed repurchases of Shares or portions thereof.

The Trustees will cause the Fund to repurchase Shares in accordance with written tenders only on terms that the Trustees believe are fair to the Fund and to all Shareholders.

(b)               The Trustees may cause the Fund to repurchase or redeem Shares of a Shareholder or any Person acquiring Shares from or through a Shareholder, on terms the Trustees believe are fair to the Fund and to the Shareholder or any Person acquiring Shares from or through such Shareholder, in the event that the Trustees, in their sole discretion, determine or have reason to believe that:

(i)                 the Shares have been transferred in violation of Section 3.8, or the Shares have vested in any Person other than by operation of law as the result of the death, dissolution, bankruptcy, insolvency or adjudicated incompetence of the Shareholder;

(ii)               ownership of the Shares by a Shareholder or other Person is likely to cause the Fund to be in violation of, or require registration of any Shares under, or subject the Fund to additional registration or regulation under, the securities, commodities or other laws of the United States or any other relevant jurisdiction;

(iii)             continued ownership of the Shares may be harmful or injurious to the business or reputation of the Fund, the Trustees or the Investment Adviser or any of their Affiliated Persons, or may subject the Fund or any of the Shareholders to an undue risk of adverse tax or other fiscal or regulatory consequences;

(iv)             any of the representations and warranties made by a Shareholder or other Person in connection with the acquisition of the Shares was not true when made or has ceased to be true; or

(v)               it would be in the best interests of the Fund, as determined by the Trustees, for the Fund to repurchase the Shares.

(c)                Shares will be repurchased at their net asset value determined on a calendar quarter basis (or at such other times approved by the Board of Trustees) each year at each Valuation Date. Shareholders tendering Shares for repurchase will be asked to give written notice of their intent to do so by the date specified in the notice describing the terms of the applicable repurchase offer (a “Repurchase Notice”). Shareholders who tender may not have all of the tendered Shares repurchased by the Fund. If over-subscriptions occur, the Trustees may, in their complete and absolute discretion, elect to repurchase less than the full amount that a Shareholder requests to be repurchased. If a repurchase offer is oversubscribed, the Fund may repurchase only a pro rata portion of the amount tendered by each Shareholder. The Trustees, in their complete and absolute discretion, may elect to postpone, suspend or terminate an offer to repurchase Shares.

(d)               The Fund will pay the value of the Shares to be repurchased within the time described in the Repurchase Notice. Payment of the purchase price for Shares will generally consist of cash in an amount equal to the net asset value of the Shares determined on a calendar quarter basis (or at such other times approved by the Board of Trustees) each year at each Valuation Date. Notwithstanding anything to the contrary in this Section 7.2, the Trustees, in their discretion, may cause the Fund to pay all or any portion of the repurchase price in securities in kind (or any combination of securities in kind and cash) having a value, determined as of the Valuation Date, equal to the amount of the repurchase price so paid. All repurchases of Shares will be subject to any and all conditions as the Trustees may impose in their sole discretion. The Trustees may, in their discretion, cause the Fund to repurchase all of a Shareholder’s Shares, if the net asset value of the Shareholder’s Shares, as a result of repurchase or transfer requests by the Shareholder, is less than any minimum amount established by the Trustees from time to time in their sole discretion. Subject to the procedures of this Section 7.2, the amount due to any Shareholder whose Shares are repurchased will be equal to the net asset value of the Shareholder’s Shares as of the Valuation Date. If all of a Shareholder’s Shares are repurchased, that Shareholder will cease to be a Shareholder.

(e)                Notwithstanding the foregoing, the Fund may postpone payment of the repurchase price and may suspend repurchases during any period or at any time when and to the extent permissible under applicable provisions of the 1940 Act or, as applicable, other applicable law.

(f)                In the event that a Shareholder shall submit a request for the repurchase of a greater number of Shares than are then allocated to such Shareholder, such request shall not be honored.

Section 7.3            Net Asset Value; Net Income. The net asset value per Share (including of any Class) shall be the quotient obtained by dividing the value of the net assets of the Fund (or the applicable Class (being the value of the assets belonging to that Class less the liabilities belonging to that Class)) by the total number of Shares of the Fund or that Class outstanding, all determined in accordance with the methods and procedures, including those with respect to rounding, established by the Trustees from time to time in accordance with applicable provisions of the 1940 Act. Subject to applicable provisions of the 1940 Act, the Trustees may delegate any of their powers and duties with respect to the valuation of assets and the determination of net asset value per Share to one or more Trustees or officers of the Fund or to an Investment Adviser, administrator, custodian or other agent appointed for such purpose.

Section 7.4            Dividends, Distributions, Redemptions and Repurchases. Notwithstanding any other provisions of this Declaration of Trust, no dividend or distribution on Shares, including any distribution paid in connection with liquidation or termination of the Fund or any Class, nor any redemption or repurchase of, the Shares of such Class shall be effected by the Fund other than from the assets held with respect to such Class, nor shall any Shareholder of any particular Class otherwise have any right or claim against the assets held with respect to any other Class except to the extent that such Shareholder has such a right or claim hereunder as a Shareholder of such other Class. The Trustees shall have the sole discretion, to the extent not inconsistent with applicable provisions of the 1940 Act, to determine which items shall be treated as income and which items as capital, and each such determination and allocation shall be conclusive and binding upon all Shareholders for all purposes.

ARTICLE VIII
Custodian

The Trustees shall at all times place and maintain the securities and other investments of the Fund in the custody of one or more custodians meeting the requirements of applicable provisions of the 1940 Act or as otherwise permitted by the Commission or its staff. The Trustees, on behalf of the Fund, may enter into one or more agreements with a custodian on terms and conditions acceptable to the Trustees, providing for the custodian, among other things: (i) to hold the securities and other investments owned by the Fund and deliver the same upon written order or oral order confirmed in writing; (ii) to receive and give a receipt for money paid for any moneys due to the Fund and, on behalf of the Fund, deposit the same in its own banking department or elsewhere; (iii) to disburse such funds upon orders or vouchers; (iv) to engage one or more sub-custodians; (v) if authorized by the Trustees, to keep the books and accounts of the Fund and furnish clerical and accounting services; and (vi) if authorized by the Trustees, to compute the net income or net asset value of the Fund. The Trustees may also authorize each custodian to engage one or more sub-custodians from time to time to perform such of the acts and services of the custodian and upon such terms and conditions, as may be agreed upon between the custodian and such sub-custodian and approved by the Trustees, provided that in every case such sub-custodian shall meet the qualifications for custodians contained in applicable provisions of the 1940 Act. Subject to such rules, regulations and orders as the Commission may adopt, the Trustees may direct the custodian to deposit all or any part of the securities of the Fund in a system for the central handling of securities established by a national securities exchange or a national securities association registered with the Commission under the Securities Exchange Act of 1934, or such other Person as may be permitted by the Commission, or otherwise in accordance with applicable provisions of the 1940 Act, pursuant to which system all securities of any particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities, provided that all such deposits shall be subject to withdrawal only upon the order of the Fund or its custodians, sub-custodians or other agents.

ARTICLE IX
Limitation of Liability; INDEMNIFICATION

Section 9.1            Limitation of Liability.

(a)                Except as required by federal law including applicable provisions of the 1940 Act, no Trustee, officer, employee or agent of the Fund shall owe any fiduciary duties to the Fund, any Class or to any Shareholder or any other Person. The Trustees, officers, employees and agents of the Fund shall only have the duty to perform their respective obligations expressly set forth herein in a manner that does not constitute bad faith, willful misfeasance, gross negligence or reckless disregard of their respective duties as a Trustee, officer, employee or agent expressly set forth in this Declaration of Trust.

(b)               To the extent that, at law or in equity, a Trustee, officer, employee or agent has duties (including fiduciary duties) and liabilities relating thereto to the Fund or any Class, to the Shareholders or to any other Person, a Trustee, officer, employee or agent acting under this Declaration of Trust shall not be liable to the Fund, to the Shareholders or to any other Person for his or her reliance on the provisions of this Declaration of Trust. The provisions of this Declaration of Trust, to the extent that they restrict the duties and limit the liabilities of the Trustees, officers, employees or agents otherwise existing at law or in equity, replace such other duties and liabilities of such Trustees, officers, employees or agents.

(c)                Except as otherwise expressly set forth herein, the Trustees, officers, employees and agents of the Fund shall not have any personal liability to any Person other than the Fund, any Class or any Shareholders for any act, omission or obligation of the Fund or any Trustee, and then only for acts constituting bad faith, willful misfeasance, gross negligence or reckless disregard of duties expressly set forth in this Declaration of Trust. No Trustee, officer, employee or agent of the Fund shall be liable to the Fund or its Shareholders for any act or omission or any conduct whatsoever (including any breach of fiduciary duty and the failure to compel in any way any former or acting Trustee to redress any breach of fiduciary duty or trust or for any errors of judgment or mistakes of fact or law); provided that nothing contained herein shall protect any officer, employee or agent against any liability to the Fund or its Shareholders to which he or she would otherwise be subject by reason of bad faith, willful misfeasance, gross negligence or reckless disregard of his or her duties as an officer, employee or agent as expressly set forth herein.

(d)               A Trustee shall only be liable for his or her own bad faith, willful misfeasance, gross negligence or reckless disregard of his or her duties expressly set forth herein, and for nothing else, and shall not be liable for errors of judgment or mistakes of fact or law. Subject to the foregoing: (i) the Trustees shall not be responsible or liable in any event for any neglect or wrongdoing of any other Person, including any officer, agent, employee, independent contractor or consultant, nor shall any Trustee be responsible for the act or omission of any other Trustee; (ii) the Trustees may rely upon advice of legal counsel or other experts with respect to the meaning and operation of this Declaration of Trust and their duties as Trustees hereunder, and shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice; and (iii) the Trustees shall be fully protected in relying upon the records of the Fund and upon information, opinions, reports or statements presented by another Trustee or any officer, employee or other agent of the Fund, or by any other Person, as to matters reasonably believed to be within such Person’s professional or expert competence, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits or losses of the Fund or any Class, or the value and amount of assets or reserves or contracts, agreements or other undertakings that would be sufficient to pay claims and obligations of the Fund or any Class or to make reasonable provision to pay such claims and obligations, or any other facts pertinent to the existence and amount of assets from which distributions to Shareholders or creditors of the Fund might properly be paid. The appointment, designation or identification of a Trustee as chair of the Trustees, a member or chair of a committee of the Trustees, an expert on any topic or in any area (including an audit committee financial expert), or the lead independent Trustee, or any other special appointment, designation or identification of a Trustee, shall not impose on that Person any standard of care or liability that is greater than that imposed on that Person as a Trustee in the absence of the appointment, designation or identification, and no Trustee who has special skills or expertise, or is appointed, designated or identified as aforesaid, shall be held to a higher standard of care by virtue thereof. In addition, no appointment, designation or identification of a Trustee as aforesaid shall affect in any way that Trustee’s rights or entitlement to indemnification or advancement of expenses. The Trustees shall not be required to give any bond or other security, nor any surety if a bond is obtained.

(e)                All Persons extending credit to, contracting with or having any claim against the Fund shall look only to Fund Property of the Fund or any applicable Class that such Person extended credit to, contracted with or has a claim against, and neither the Trustees nor the Shareholders, nor any of the Fund’s officers, employees or agents, whether past, present or future, shall be personally liable therefor.

(f)                Every written obligation, note, bond, contract, instrument, certificate or undertaking and every other act or thing whatsoever executed or done by or on behalf of the Fund or any Class or the Trustees or officers by any of them in connection with the Fund or any Class shall conclusively be deemed to have been executed or done only in or with respect to his, her or their capacity as Trustee or Trustees, or officer or officers, as the case may be, and such Trustee or Trustees, or officer or officers shall not be personally liable thereon. At the Trustees’ discretion, any written obligation, note, bond, contract, instrument, certificate or undertaking made or issued by the Trustees or by any officer or officers may give notice that this Declaration of Trust is on file in the Office of the Secretary of the State of Delaware and that a limitation on liability exists and such written obligation, note, bond, contract, instrument, certificate or undertaking may, if the Trustees so determine, recite that the same was executed or made on behalf of the Fund or the applicable Class by a Trustee or Trustees in such capacity and not individually, or by an officer or officers in such capacity and not individually, and that the obligations of such instrument are not binding upon any of them or the Shareholders individually but are binding only on the assets and property of the Fund, or the assets held with respect to the applicable Class only and not against the assets of the Fund generally or the assets held with respect to any other Class, and may contain such further recital as such Person or Persons may deem appropriate. The omission of any such notice or recital shall in no way operate to bind any Trustees, officers or Shareholders individually.

Section 9.2            Indemnification.

(a)                Subject to the exceptions and limitations contained in paragraph (b) below:

(i)                 every Person who is, or has been, a Trustee or an officer, employee or agent of the Fund or is or was serving at the request of the Fund as a trustee, director, officer, employee or agent of another organization in which the Fund has any interest as a shareholder, creditor or otherwise (“Covered Person”) shall be indemnified by the Fund to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by him or her in connection with any claim, action, suit or proceeding in which he or she becomes involved as a party or otherwise by virtue of his or her being or having been a Covered Person and against amounts paid or incurred by him or her in the settlement thereof.

(ii)               as used herein, the words “claim,” “action,” “suit” or “proceeding” shall apply to all claims, actions, suits or proceedings (civil, criminal, investigative or other, including appeals), actual or threatened, and the words “liability” and “expenses” shall include attorney’s fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities whatsoever.

(b)               To the extent required under applicable provisions of the 1940 Act, but only to such extent, no indemnification shall be provided hereunder to a Covered Person:

(i)                 who shall have been finally adjudicated by a court or other body before which the proceeding was brought to be liable to the Fund or its Shareholders by reason of bad faith, willful misfeasance, gross negligence or reckless disregard of the duties expressly set forth herein; or

(ii)               in the event of a settlement or other disposition not involving a final adjudication as provided in paragraph (b)(i) above resulting in a payment by a Trustee or officer, unless there has been a determination that such Covered Person did not engage in bad faith, willful misfeasance, gross negligence or reckless disregard of the duties expressly set forth herein: (A) by the court or other body approving the settlement or other disposition; (B) by at least a majority of those Trustees who are neither Interested Persons of the Fund nor parties to the matter based upon a review of readily available facts (as opposed to a full trial-type inquiry); or (C) by written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial-type inquiry).

(c)                            The rights of indemnification herein provided may be insured against by policies maintained by the Fund, shall be severable, shall not be exclusive of or affect any other rights to which any Covered Person may now or hereafter be entitled and shall inure to the benefit of the heirs, executors and administrators of a Covered Person.

(d)                           To the extent that any determination is required to be made as to whether a Covered Person engaged in conduct for which indemnification is not provided as described herein, or as to whether there is reason to believe that a Covered Person ultimately will be found entitled to indemnification, the Person or Persons making the determination shall afford the Covered Person a rebuttable presumption that the Covered Person has not engaged in such conduct and that there is reason to believe that the Covered Person ultimately will be found entitled to indemnification.

(e)                            To the maximum extent permitted by applicable law, expenses in connection with the preparation and presentation of a defense to any claim, action, suit or proceeding of the character described in subsection (a) of this Section 9.2 shall be paid by the Fund and each Class from time to time prior to final disposition thereof upon receipt of an undertaking by or on behalf of such Covered Person that such amount will be paid over by him or her to the Fund or applicable Class if it is ultimately determined that he or she is not entitled to indemnification under this Section; provided, however, that any such advancement will be made in accordance with any conditions required by the Commission. The advancement of any expenses pursuant to this Section 9.2(e) shall under no circumstances be considered a “loan” under the Sarbanes-Oxley Act of 2002, as amended from time to time, or for any other reason.

(f)                            Any repeal or modification of this Article IX or adoption or modification of any other provision of this Declaration of Trust inconsistent with this Article shall be prospective only to the extent that such repeal or modification would, if applied retrospectively, adversely affect any limitation on the liability of any Covered Person or indemnification or right to advancement of expenses available to any Covered Person with respect to any act or omission that occurred prior to such repeal, modification or adoption.

Section 9.3            Further Indemnification(a). Nothing contained herein shall affect any rights to indemnification to which any Covered Person or other Person may be entitled by contract or otherwise under law or prevent the Fund from entering into any contract to provide indemnification to any Covered Person or other Person. Without limiting the foregoing, the Fund may, in connection with any transaction permitted by this Declaration of Trust, including the acquisition of assets subject to liabilities or a merger or consolidation pursuant to Section 10.2 hereof, assume the obligation to indemnify any Person including a Covered Person or otherwise contract to provide such indemnification, and such indemnification shall not be subject to the terms of this Article IX unless otherwise required under applicable law.

Section 9.4            Limitation of Personal Liability and Indemnification of Shareholders. No Shareholder shall be subject to any personal liability whatsoever to any Person in connection with Fund Property or the acts, obligations or affairs of the Fund. No Shareholder or former Shareholder of any Class shall be liable solely by reason of his or her being or having been a Shareholder for any debt, claim, action, demand, suit, proceeding, judgment, decree, liability or obligation of any kind, against, or with respect to the Fund or any Class arising out of any action taken or omitted for or on behalf of the Fund or such Class, and the Fund or such Class shall be solely liable therefor and resort shall be had solely to the Fund Property of the relevant Class for the payment or performance thereof.

If any Shareholder or former Shareholder of any Class is held personally liable solely by reason of his or her being or having been a Shareholder and not because of his or her acts or omissions or for some other reason, the Shareholder or former Shareholder (or his or her heirs, executors, administrators or other legal representatives or, in the case of any entity, its general successor) shall be entitled out of the assets belonging to the applicable Class to be held harmless from and indemnified against all claims and liabilities and reimbursed all legal and other expenses reasonably incurred by him or her in connection with such claim or liability. The Fund, on behalf of the affected Class, shall, upon request by such Shareholder or former Shareholder, assume the defense of any claim made against him or her for any act or obligation of the Class and satisfy any judgment thereon from the assets belonging to the Class.

ARTICLE X
Duration, Reorganization; Amendments

Section 10.1        Termination of the Fund or Any Class.

(a)                Unless terminated as provided herein, the Fund shall continue in perpetuity. The Fund may be dissolved, and any Class may be terminated, at any time by the Trustees without Shareholder authorization or approval by written notice to the Shareholders or, in the case of the termination of any Class, to the Shareholders of such Class. Any action to dissolve the Fund shall be deemed to be an action to terminate each Class.

(b)               In accordance with § 3808 of the Delaware Act, upon the requisite action by the Trustees to dissolve the Fund, after paying or otherwise providing for all charges, taxes, expenses and liabilities, whether due or accrued or anticipated, of the Fund as may be determined by the Trustees, the Fund shall in accordance with such procedures as the Trustees consider appropriate reduce the remaining assets of the Fund or the assets held with respect to the affected Class to distributable form in cash, securities or other assets, or any combination thereof, and distribute the proceeds to the Shareholders, ratably according to the number of Shares held by the several Shareholders on the date of distribution. Thereupon, any affected Class shall terminate and the Trustees and the Fund shall be discharged of any and all further liabilities and duties relating thereto or arising therefrom, and the right title and interest of all parties with respect to such Class shall be canceled and discharged. Upon the requisite action by the Trustees to terminate any Class, the Trustees may, to the extent they deem it appropriate, follow the procedures set forth in this Section 10.1(b) that are specified in connection with the dissolution and winding up of the Fund. Alternatively, in connection with the termination of any Class, the Trustees may treat such termination as a redemption of the Shareholders of such Class effected pursuant to Section 7.2(c) hereof, provided that the costs relating to the termination of such Class shall be included in the determination of the net asset value of the Shares of such Class for purposes of determining the redemption price to be paid to the Shareholders of such Class (to the extent not otherwise included in such determination). In connection with the dissolution and liquidation of the Fund, or the termination of any Class, the Trustees may provide for the establishment of a liquidating trust or similar vehicle.

(c)                Upon dissolution of the Fund, following completion of winding up of its business and affairs, the Trustees shall cause a certificate of cancellation of the Certificate of Trust to be filed in accordance with the Delaware Act. Upon the filing of such certificate of cancellation, the Fund shall terminate, the Trustees shall be discharged of any and all further liabilities and duties relating thereto or arising therefrom, and the right, title and interest of all parties with respect to the Fund shall be canceled and discharged.

Section 10.2        Reorganization; Master/Feeder Structure.

(a)                Notwithstanding anything else herein, the Trustees may, in their sole discretion and without Shareholder authorization or approval, unless such authorization and approval is required by applicable provisions of the 1940 Act: (i) cause the Fund to convert or merge, reorganize or consolidate with or into one or more trusts, partnerships, limited liability companies, associations, corporations or other business entities (or, to the extent permitted by law, a series thereof) (including business entities created by the Trustees to accomplish such conversion, merger, reorganization or consolidation) so long as the surviving or resulting entity is an investment company registered under the 1940 Act or, to the extent permitted by law, a series thereof, or, to the extent permitted by law, another pooled investment vehicle or series thereof, and which, in the case of any business entity created by the Trustees to accomplish such conversion, merger, reorganization or consolidation, may (but need not) succeed to or assume the Fund’s registration under the 1940 Act, as applicable, and which, in any case, is formed, organized or existing under the laws of the United States or a state or possession of the United States; (ii) cause the Shares to be exchanged under or pursuant to any state or federal statute to the extent permitted by law; (iii) cause the Fund to incorporate or organize under the laws of a state or possession of the United States; or (iv) sell or convey all or substantially all of the assets of the Fund or the assets held with respect to any Class to one or more other Classes or to another trust, partnership, limited liability company, association, corporation or other business entity (or, to the extent permitted by law, a series thereof) (including a business entity created by the Trustees to accomplish such sale and conveyance) organized under the laws of the United States or any state or possession of the United States so long as such entity is an investment company registered under the 1940 Act or a series thereof, or to the extent permitted under applicable law another pooled investment vehicle or series thereof, and which, in the case of any business entity created by the Trustees to accomplish such sale and conveyance, may (but need not) succeed to or assume the Fund’s registration under the 1940 Act, for adequate consideration as determined by the Trustees, which may or may not include the assumption of liabilities of the Fund or any affected Class as determined by the Trustees and which also may include Shares of such other Class or shares of beneficial interest, stock or other ownership interest in such business entity (or series thereof). Any certificate of merger, certificate of conversion or other applicable certificate may be signed by any one Trustee and facsimile signatures conveyed by electronic or telecommunication means shall be valid.

(b)               Pursuant to and in accordance with the provisions of § 3815(f) of the Delaware Act, and notwithstanding anything to the contrary contained in this Declaration of Trust, an agreement of reorganization, merger or consolidation approved by the Trustees in accordance with this Section 10.2 may effect any amendment to this Declaration of Trust or effect the adoption of a new governing instrument of the Fund if the Fund is the surviving or resulting entity in the merger or consolidation.

(c)       Notwithstanding anything else herein, the Trustees may, in their sole discretion and without Shareholder authorization or approval unless such Shareholder authorization and approval is required by applicable provisions of the 1940 Act, invest all or a portion of the assets held with respect to one or more Classes, or dispose of all or a portion of the assets held with respect to one or more Classes and invest the proceeds of such disposition, in interests issued by one or more other investment companies registered under the 1940 Act or series thereof or other pooled investment vehicles or series thereof. Any such other investment company or pooled investment vehicle may (but need not) be a trust (formed under the laws of any state or jurisdiction) which is classified as a partnership for federal income tax purposes.

Section 10.3        Amendments. This Declaration of Trust may be amended or otherwise supplemented at any time, without Shareholder authorization or approval (except as specifically provided in this Section 10.3 below), by: (i) an instrument in writing signed by a majority of the Trustees then in office; or (ii) adoption by a majority of the Trustees then in office of a resolution specifying such amendment. Any such amendment to this Declaration of Trust shall be effective immediately upon execution of such instrument or adoption of such resolution (or upon such future date as may be stated therein). No authorization or approval of any Shareholder shall be required for any amendment of this Declaration of Trust, except: (i) as required by applicable provisions of the 1940 Act, but only to the extent so required; or (ii) as determined by the Trustees in their sole discretion. The Certificate of Trust may be amended or restated by any Trustee as necessary or desirable to reflect any change in the information set forth therein, and any such amendment or restatement shall be effective immediately upon filing in the office of the Delaware Secretary of State or upon such future date as may be stated therein. Notwithstanding anything else herein, no amendment hereof shall limit the indemnification or other rights provided by Article IX with respect to any actions or omissions of Covered Persons prior to such amendment.

ARTICLE XI
Miscellaneous

Section 11.1        Statutory Fund Only. It is the intention of the Trustees to form a statutory trust pursuant to the Delaware Act. It is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation, bailment or any form of legal relationship other than a statutory trust pursuant to the Delaware Act. Nothing in this Declaration of Trust shall be construed to make the Shareholders, either by themselves or with the Trustees, partners or members of a joint stock association.

Section 11.2        Liability of Third Persons Dealing with Trustees. No Person dealing with the Trustees shall be bound to make any inquiry concerning the validity of any transaction made or to be made by the Trustees, or to see to the application of any payments made or property transferred to the Fund or upon its order.

Section 11.3        Applicable Law.

(a)                The Fund is created under, and this Declaration of Trust is to be governed by and construed and enforced in accordance with, the laws of the State of Delaware. The Fund shall be a Delaware statutory trust pursuant to the Delaware Act, and without limiting the provisions hereof, the Fund specifically reserves the right to exercise any of the powers or privileges afforded to statutory trusts or actions that may be engaged in by statutory trusts under the Delaware Act, and the absence of a specific reference herein to any such power, privilege or action shall not imply that the Fund may not exercise such power or privilege or take such actions.

(b)               Notwithstanding paragraph (a) of this Section 11.3, there shall not be applicable to the Fund, the Trustees or this Declaration of Trust, the provisions of § 3540 of Title 12 of the Delaware Code or any provisions of the laws (statutory or common) of the State of Delaware (other than the Delaware Act) pertaining to trusts that relate to or regulate: (i) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges; (ii) affirmative requirements to post bonds for trustees, officers, agents or employees of a trust; (iii) the necessity for obtaining a court or other governmental approval concerning the acquisition, holding or disposition of real or personal property; (iv) fees or other sums applicable to trustees, officers, agents or employees of a trust; (v) the allocation of receipts and expenditures to income or principal; (vi) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding of trust assets; (vii) the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers of trustees that are inconsistent with the limitations or liabilities or authorities and powers of the Trustees set forth or referenced in this Declaration of Trust; (viii) the requirement that a trust have an identified beneficiary at the time of formation; or (ix) the requirement that a trust have corpus at the time of formation.

Section 11.4        Provisions in Conflict with Laws or Regulations.

(a)                The provisions of the Declaration of Trust are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with applicable provisions of the 1940 Act, the regulated investment company provisions of the Internal Revenue Code and the regulations thereunder, as applicable, the Delaware Act, or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of the Declaration of Trust; provided, however, that such determination shall not affect any of the remaining provisions of the Declaration of Trust or render invalid or improper any action taken or omitted prior to such determination.

(b)               If any provision of the Declaration of Trust shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of the Declaration of Trust in any jurisdiction.

Section 11.5        Derivative Actions. In addition to the requirements set forth in § 3816 of the Delaware Act, a Shareholder may bring a derivative action on behalf of the Fund only if the following conditions are met:

(a)                The Shareholder or Shareholders must make a pre-suit written demand upon the Trustees to bring the subject action unless an effort to cause the Trustees to bring such an action is not likely to succeed. For purposes of this Section 11.5(a), a demand on the Trustees shall only be deemed not likely to succeed and therefore be excused if a majority of the Trustees, or a majority of any committee established to consider the merits of such action, are Trustees who are not “independent trustees” (as that term is defined in the Delaware Act). Such demand shall be executed by or on behalf of no fewer than three complaining Shareholders, each of which shall be unaffiliated and unrelated (by blood or marriage) to any other complaining Shareholder executing such demand. Such demand shall contain a detailed description of the action or failure to act complained of, the facts upon which such allegation is made and the reasonably estimated damages or other relief sought.

(b)               Unless a demand is not required under paragraph (a) of this Section 11.5, Shareholders eligible to bring such derivative action under the Delaware Act who collectively hold Shares representing ten percent or more of all Shares issued and outstanding, or of the Classes to which such action relates if it does not relate to all Classes, shall join in the request for the Trustees to commence such action.

(c)                Unless a demand is not required under paragraph (a) of this Section 11.5, the Trustees must be afforded a reasonable amount of time, which may be up to one hundred eighty calendar days, to consider such Shareholder request and to investigate the basis of such claim. For purposes of this Section 11.5, the Trustees may designate a committee of one Trustee to consider a Shareholder demand provided that a committee of one Trustee is required to create a committee with a majority of Trustees who are “independent trustees” (as that term is defined in the Delaware Act). The Trustees shall be entitled to retain counsel or other advisors in considering the merits of the request and may require an undertaking by the Shareholders making such request to reimburse the Fund for the expense of any such advisors in the event that the Trustees determine not to bring such action.

(d)       If the demand has been properly made pursuant to this Section 11.5, and a majority of the Trustees, including a majority of the independent trustees, or, if a committee has been appointed, a majority of the members of such committee, have considered the merits of the claim and have determined that maintaining a suit would not be in the best interests of the Fund, as applicable, the demand shall be rejected and the complaining Shareholders shall not be permitted to maintain a derivative action unless they first sustain the burden of proof to the court that the decision of the Trustees, or committee thereof, not to pursue the requested action was inconsistent with the standard required of the Trustees or committee under applicable law.

(e)       No Shareholder may bring a direct action claiming injury as a Shareholder of the Fund, or any Class thereof, where the matters alleged (if true) would give rise to a claim by the Fund or by the Fund on behalf of a Class, unless the Shareholder has suffered an injury distinct from that suffered by Shareholders of the Fund, or the Class, generally. A Shareholder bringing a direct claim must be a Shareholder of the Class against which the direct action is brought at the time of the injury complained of, or acquired the Shares afterwards by operation of law from a Person who was a Shareholder at that time.

Section 11.6        Jurisdiction and Waiver of Jury Trial. In accordance with § 3804(e) of the Delaware Act, any suit, action or proceeding brought by or in the right of any Shareholder or any Person claiming any interest in any Shares against the Fund or any Class, or the Trustees or officers of the Fund, shall be brought exclusively in the Court of Chancery of the State of Delaware to the extent there is subject matter jurisdiction in such court for the claims asserted or, if not, then in the Superior Court of the State of Delaware, and all Shareholders and other such Persons hereby irrevocably consent to the jurisdiction of such courts (and the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waive, to the fullest extent permitted by law, any objection they may make now or hereafter have to the laying of the venue of any such suit, action or proceeding in such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum and further, IN CONNECTION WITH ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN THE SUPERIOR COURT IN THE STATE OF DELAWARE, ALL SHAREHOLDERS AND ALL OTHER SUCH PERSONS HEREBY IRREVOCABLY WAIVE THE RIGHT TO A TRIAL BY JURY TO THE FULLEST EXTENT PERMITTED BY LAW. All Shareholders and other such Persons agree that service of summons, complaint or other process in connection with any proceedings may be made by registered or certified mail or by overnight courier addressed to such Person at the address shown on the books and records of the Fund for such Person or at the address of the Person shown on the books and records of the Fund with respect to the Shares that such Person claims an interest in. Service of process in any such suit, action or proceeding against the Fund or any Trustee or officer of the Fund may be made at the address of the Fund’s registered agent in the State of Delaware. Any service so made shall be effective as if personally made in the State of Delaware.

Section 11.7        Inspection of Records and Reports. Every Trustee shall have the right at any reasonable time to inspect all books, records and documents of every kind and the physical properties of the Fund. This inspection by a Trustee may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents. No Shareholder shall have any right to inspect any account, book or document of the Fund that is not publicly available, except as conferred by the Trustees. The books and records of the Fund may be kept at such place or places as the Trustees may from time to time determine, except as otherwise required by law.

Section 11.8        Filing of Copies, References, Headings, Rules of Construction. The original or a copy of this Declaration of Trust shall be kept at the office of the Fund where it may be inspected by any Shareholder. Anyone dealing with the Fund may rely on a certificate of an officer of the Fund as to any matters in connection with the Fund hereunder, and, with the same effect as if it were the original, may rely on a copy certified by an officer of the Fund to be a copy of this Declaration of Trust. In this Declaration of Trust, references to this Declaration of Trust, and all expressions such as “herein,” “hereof” and “hereunder,” shall be deemed to refer to this Declaration of Trust as a whole and not to any particular article or section unless the context requires otherwise. Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this Declaration of Trust. Whenever the singular number is used herein, the same shall include the plural; and the neuter, masculine and feminine genders shall include each other, as applicable. The terms “include,” “includes” and “including” and any comparable terms shall be deemed to mean “including, without limitation.” The term “Person” whenever used herein shall include individuals, corporations, limited liability companies, partnerships, trusts, associations, joint ventures, estates and other entities, whether or not legal entities, and governments, agencies and political subdivisions thereof, whether domestic or foreign.

Section 11.9        Counterparts; Execution of Documents. This Declaration of Trust and any document, consent or instrument referenced in or contemplated by this Declaration of Trust or the By-laws may be executed in any number of counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument: (i) any document, consent, instrument or notice referenced in or contemplated by this Declaration of Trust or the By-laws that is to be executed by one or more Trustees may be executed by means of original, facsimile, .pdf, electronic mail, electronic signature or other electronic means; and (ii) any document, consent, instrument or notice referenced in or contemplated by this Declaration of Trust or the By-laws that is to be delivered by the Fund or one or more Trustees may be delivered by facsimile, .pdf, electronic mail electronic signature or other electronic means, unless, in the case of either clause (i) or (ii), otherwise determined by the Trustees or required by applicable law.

IN WITNESS WHEREOF, the Trustees named below, being the initial Trustees of the Fund, do hereby make and enter into this Agreement and Declaration of Trust of Federated Project and Trade Finance Tender Fund as of the date first written above.

/s/ John T. Collins John T. Collins	/s/ Peter E. Madden Peter E. Madden
/s/ J. Christopher Donahue J. Christopher Donahue	/s/ Charles F. Mansfield, Jr. Charles F. Mansfield, Jr.
/s/ Thomas R. Donahue Thomas R. Donahue	/s/ Thomas M. O’Neill Thomas M. O’Neill
/s/ G. Thomas Hough G. Thomas Hough	/s/ P. Jerome Richey P. Jerome Richey
/s/ Maureen Lally-Green Maureen Lally-Green	/s/ John S. Walsh John S. Walsh

AMENDMENT #1
TO THE AGREEMENT AND DECLARATION OF TRUST OF
FEDERATED HERMES PROJECT AND TRADE FINANCE TENDER FUND

Effective June 26, 2020

A.	Strike Section 1 of Article 1 from the Declaration of Trust and substitute in its place the following:

This Trust shall be known as Federated Hermes Project and Trade Finance Tender Fund, pursuant to resolutions approved by the Board of Trustees at a meeting held February 13, 2020 to be effective June 26, 2020, and the Trustees may conduct business of the Trust under the name or any other name as they may determine from time to time.